Exhibit 99







                  HERSHEY FOODS ANNOUNCES FIRST QUARTER RESULTS


HERSHEY, Pa., April 17, 2003--Hershey Foods Corporation (NYSE: HSY) today announced sales and earnings for the first quarter ended March 30, 2003. Consolidated net sales for the first quarter were $953,162,000 compared with $988,506,000 for the first quarter of 2002. Net income was $97,558,000, or $.73 per share-diluted, compared with $87,045,000, or $.63 per share-diluted, in the first quarter of 2002. Excluding a one-time business realignment charge of $9.0 million pre-tax, net income for the first quarter of 2002 was $92,743,000, or $.67 per share-diluted. On this more comparable basis, 2003 earnings per share-diluted increased by 9.0 percent.

                                     -more-

This quarter's earnings increase was achieved despite the fact that the Company increased its bad debt reserve by $5.0 million (pre-tax), or two cents per share-diluted, as its best estimate of possible exposure to the Fleming bankruptcy announced on April 1, 2003.

Hershey's first quarter sales for 2003 were essentially flat on a comparable basis as a result of the buy-in associated with the price increase announced in December 2002 and continued rationalization of the Company's product line. Gross margin expanded as a result of improved pricing, product and channel mix, supply chain savings, and lower raw ingredient and packaging costs. Selling, marketing and administrative expenses were also lower in the quarter, despite the provision for the Fleming bankruptcy.

"Our performance during the quarter was in line with expectations, despite a challenging retail environment," said Richard H. Lenny, Chairman, President and Chief Executive Officer. "Profitability and margins increased through a combination of better sales mix and on-going productivity gains. Equally as important, Hershey's market leadership position strengthened with solid gains driven by new products, more effective advertising and continued growth within convenience stores. We look forward to building momentum during the balance of 2003 behind our value-enhancing strategy.

                                     -more-

In this regard, our sales expectations for the year are 2-3 percent growth on a comparable basis. In addition, we continue to expect earnings growth in the 9-11 percent range for 2003."

SAFE HARBOR STATEMENT
---------------------
This release contains statements which are forward-looking. These statements are made based upon current expectations which are subject to risk and uncertainty. Actual results may differ materially from those contained in the forward-looking statements. Factors which could cause results to differ materially include, but are not limited to: changes in the confectionery and grocery business environment, including actions of competitors and changes in confectionery preferences; customer and consumer response to selling price increases; changes in governmental laws and regulations, including taxes; market demand for new and existing products; changes in raw material and other costs; pension cost factors such as actuarial assumptions and market performance; adequacy of the Company's bad debt reserve; and the Company's ability to implement improvements to reduce costs associated with its supply chain, as discussed in the Company's annual report on Form 10-K for 2002.

LIVE WEB CAST
-------------
As previously announced, the Company will hold a conference call with analysts today at 10 a.m. EDT. The conference call will be web cast live via Hershey's corporate Web Site www.hersheys.com. Please go to the Investor Relations Section of the Web Site for further details.
                                      # # #

Media Contact:  Christine M. Dugan  717-508-3238
Financial Contact:  James A. Edris  717-534-7556


                            Hershey Foods Corporation
                  Summary of Consolidated Statements of Income
             for the periods ended March 30, 2003 and March 31, 2002
               (in thousands of dollars except per share amounts)


                                                      First Quarter
                                                      -------------

                                                   2003          2002
                                                   ----         ----

Net Sales                                       $953,162        $988,506
                                                --------        --------

Costs and Expenses:
   Cost of Sales                                 596,879         624,024
   Selling, Marketing and Administrative         187,552         202,741
   Business Realignment Charge, net               ---              8,762
                                                --------        --------

   Total Costs and Expenses                      784,431         835,527
                                                --------        --------

Income Before Interest and Income Taxes          168,731         152,979
Interest Expense, net                             14,611          15,465
                                                --------        --------

Income Before Income Taxes                       154,120         137,514
Provision for Income Taxes                        56,562          50,469
                                                --------        --------

Net Income                                       $97,558         $87,045
                                                ========        ========

Net Income Per Share - Basic                       $0.73           $0.64
                                                ========        ========
                     - Diluted                     $0.73           $0.63
                                                ========        ========

Shares Outstanding  - Basic                      133,366         136,707
                                                ========        ========
                    - Diluted                    134,228         138,219
                                                ========        ========

                            Hershey Foods Corporation
             Pro Forma Summary of Consolidated Statements of Income for the periods ended March 30, 2003 and March 31, 2002
               (in thousands of dollars except per share amounts)


                                                         First Quarter
                                                         -------------

                                                       2003          2002
                                                       ----          ----

Net Sales                                            $953,162      $988,506
                                                     --------      --------

Costs and Expenses:
   Cost of Sales                                      596,879       623,787 (a)
   Selling, Marketing and Administrative              187,552       202,741
   Business Realignment Charge, net                    ---           ---    (b)
                                                     --------      --------

   Total Costs and Expenses                           784,431       826,528
                                                     --------      --------

Income Before Interest and Income Taxes               168,731       161,978
Interest Expense, net                                  14,611        15,465
                                                     --------      --------

Income Before Income Taxes                            154,120       146,513
Provision for Income Taxes                             56,562        53,770
                                                     --------      --------

Net Income                                           $ 97,558      $ 92,743
                                                     ========      ========

Net Income Per Share - Basic                            $0.73         $0.68
                                                     ========      ========
                     - Diluted                          $0.73         $0.67
                                                     ========      ========

Shares Outstanding  - Basic                           133,366       136,707
                                                     ========      ========
                    - Diluted                         134,228       138,219
                                                     ========      ========


 (a)   Excludes business realignment charges of $.2 million pre-tax, or $.1 million after-tax.

 (b) Excludes business realignment charge of $8.8 million pre-tax, or $5.6 million after-tax.



                            Hershey Foods Corporation
                           Consolidated Balance Sheets
                   as of March 30, 2003 and December 31, 2002
                            (in thousands of dollars)



Assets                                          2003             2002
------                                          ----             ----

Cash and Cash Equivalents                       $144,076         $297,743
Accounts Receivable - Trade (Net)                296,003          370,976
Inventories                                      554,483          503,291
Prepaid Expenses and Other                       100,612           91,608
                                              ----------        ---------

Total Current Assets                           1,095,174        1,263,618

Net Plant and Property                         1,493,599        1,486,055
Goodwill                                         381,863          378,453
Other Intangibles                                 39,772           39,898
Other Assets                                     302,144          312,527
                                              ----------      -----------

Total Assets                                  $3,312,552       $3,480,551
                                              ==========       ==========

Liabilities and Stockholders' Equity
------------------------------------

Loans Payable                                    $27,571          $28,124
Accounts Payable                                 121,729          124,507
Accrued Liabilities                              322,820          356,716
Taxes Payable                                     45,686           12,731
Deferred Income Taxes                             11,764           24,768
                                              ----------       ----------

Total Current Liabilities                        529,570          546,846

Long-Term Debt                                   851,329          851,800
Other Long-Term Liabilities                      361,345          362,162
Deferred Income Taxes                            353,991          348,040
                                              ----------       ----------

Total Liabilities                              2,096,235        2,108,848

Total Stockholders' Equity                     1,216,317        1,371,703
                                              ----------       ----------

Total Liabilities and Stockholders' Equity    $3,312,552       $3,480,551
                                              ==========       ==========
